EXHIBIT 23.1

Consent of Ernst & Young LLP, Independent Auditors

We consent to the use of our report dated March 13, 2008, with respect to the consolidated financial statements of Centillium Communications, Inc. included in the Current Report on Form 8-K/A dated January 9, 2009 of TRANSWITCH CORPORATION.

San Jose, California
January 9, 2009